Exhibit 10.11

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of March 26, 2009, between BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time, and NATIXIS, NEW YORK BRANCH (“Natixis”) in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

A. Sbarro, Inc., a Delaware corporation (the “Company”), is party to the Credit Agreement dated as of January 31, 2007 (as amended on March 26, 2009 and as further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “First Lien Credit Agreement”), among the Company, Sbarro Holdings, LLC, (“Holdings”), each lender from time to time party thereto, Bank of America, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, Credit Suisse, as Syndication Agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Managers, and Natixis and Bank of Ireland, as Co-Documentation Agents.

B. The Company is party to that certain Second Lien Credit Agreement (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “Second Lien Credit Agreement”) dated March 26, 2009 among the Company, Holdings, each lender from time to time party thereto and Natixis, as collateral agent.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank of America” shall have the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Cap Amount” shall mean $225,000,000.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral, including without limitation any assets in which the First Lien Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals.

“Comparable Second Lien Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First Lien Document, those Second Lien Security Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the First Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the First Lien Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the First Lien Secured Parties under the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Obligations or First Lien Obligations. In the event the First Lien Obligations are modified and are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations pursuant to a First Lien Security Document.

“First Lien Collateral Agent” shall mean Bank of America, in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the First Lien Credit Agreement and the other First Lien Documents entered into pursuant to the First Lien Credit Agreement, together with its successors and permitted assigns under the First Lien Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, such First Lien Collateral Agent shall have become a party to this Agreement and the other applicable First Lien Security Documents.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the First Lien Credit Agreement,

each Swap Agreement (as defined in the First Lien Credit Agreement) with a Swap Creditor (as defined in the First Lien Credit Agreement), documents governing Cash Management Obligations (as defined in the First Lien Credit Agreement) constituting First Lien Obligations and the First Lien Security Documents.

“First Lien Obligations” shall mean all “Finance Obligations” as defined in the Security Agreement (as defined in the First Lien Credit Agreement).

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the lenders, letter of credit issuers, and agents (including First Lien Collateral Agent) under the First Lien Credit Agreement and each Swap Creditor in respect of a Swap Agreement (each as defined in the First Lien Credit Agreement).

“First Lien Security Documents” means the Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to Common Collateral.

“First Priority Liens” means Liens securing the First Lien Obligations, which Liens are superior and prior in priority to the Liens securing the Second Lien Obligations.

“Grantors” shall mean the Company and each other Loan Party (as defined in the First Lien Credit Agreement) that has executed and delivered a First Lien Document or a Second Lien Document.

“Holdings” shall have the meaning set forth in the recitals.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Lien Credit Agreement or the First Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall have the meaning assigned to such term in the First Lien Credit Agreement.

“New Agent” shall have the meaning set forth in Section 5.7.

“Non-Conforming Plan of Reorganization” any Plan of Reorganization which either grants the Second Lien Collateral Agent or any Second Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is expressly prohibited at such time by the provisions of this Agreement, or fails to provide for the Discharge of the First Lien Obligations upon the effective date thereof.

“Payment Discharge” shall have the meaning set forth in Section 5.1(a).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Common Collateral in the possession or control of the First Lien Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC.

“Recovery” shall have the meaning set forth in Section 6.3.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Reinstatement” shall have the meaning set forth in Section 5.7.

“Required Lenders” shall have the meaning assigned to such term in the First Lien Credit Agreement.

“Second Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations pursuant to a Second Lien Security Document.

“Second Lien Collateral Agent” shall mean Natixis, in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Second Lien Credit Agreement and the other Second Lien Documents entered into pursuant to the Second Lien Credit Agreement, together with its successors and permitted assigns under the Second Lien Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such Second Lien Collateral Agent is not Natixis, such Second Lien Collateral Agent shall have become a party to this Agreement and the other applicable Second Lien Security Documents.

“Second Lien Documents” means the credit and security documents governing the Second Lien Obligations, including, without limitation, the Second Lien Documents and the Second Lien Security Documents.

“Second Lien Obligations” shall mean all [“Finance Obligations”] as defined in the Security Agreement (as defined in the Second Lien Credit Agreement).

“Second Lien Secured Parties” means, at any relevant time, the holders of Second Lien Obligations at such time, including, without limitation, the lenders and agents (including the Second Lien Collateral Agent) under the Second Lien Credit Facility.

“Second Liens” means the Liens securing the Second Lien Obligations.

“Second Lien Security Documents” means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Lien Collateral Agent or the Second Lien Secured Parties on the Common Collateral or of any Liens granted to the First Lien Collateral Agent or the First Lien Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Second Lien Documents or the First Lien Documents, (iii) whether the First Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Lien Obligations, and (b) any Lien on the Common Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent or any Second Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations. All Liens on the Common Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the First Lien Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Common Collateral securing any Second Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

2.2. Prohibition on Contesting Liens. The Second Lien Collateral Agent, for itself and on behalf of each applicable Second Lien Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any First Lien Collateral or Common Collateral and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by the First Lien Collateral Agent or any First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Common Collateral or First Lien Collateral.

2.3. No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that, after the date hereof, the Second Lien Collateral Agent shall not acquire or hold any Lien on any assets of the Company or any other Grantor (and neither the Company nor any Grantor shall grant such Lien) securing any Second Lien Obligations that are not also subject to a First Priority Lien in respect of the First Lien Obligations under the First Lien Documents. If the Second Lien Collateral Agent shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Company or any other Grantor that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then the Second Lien Collateral Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the lien priority and other terms hereof) and shall use its best efforts to promptly notify the First Lien Collateral Agent in writing of such Lien and in any event take such actions as may be requested by the First Lien Collateral Agent to assign or release such Lien to the First Lien Collateral Agent (and/or its designee) as security for the applicable First Lien Obligations.

2.4. Perfection of Liens. Except as expressly set forth in Section 5.5 hereof, neither the First Lien Collateral Agent nor any First Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Lien Collateral Agent or any other Second Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties and shall not impose on the First Lien Collateral Agent, the Second Lien Collateral Agent, the Second Lien Secured Parties or the First Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of First Lien Objections has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) none of the Second Lien Collateral Agent or any Second Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff and the right to credit bid debt) with respect to any Common Collateral in respect of any applicable Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral or any other collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Common Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided herein, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Common Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations and (B) the Second Lien Collateral Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to prove, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the First Lien Collateral or Common Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Lien Obligations has not occurred, the Second Lien Collateral Agent, on behalf of itself and each applicable Second Lien Secured Party, agrees that it will not, in the context of its role as secured lender, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including set off or the right to credit bid debt (except as set forth in Section 6.10 below)) with respect to any Common Collateral in respect of the applicable Second Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Lien Collateral Agent and the Second Lien Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second Lien Obligations pursuant to the Second Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agrees that none of the Second Lien Collateral Agent or any Second Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Collateral Agent or the First Lien Secured Parties with respect to the Common Collateral, the First Lien Collateral or any other collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, the First Lien Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, hereby waives any and all rights it or any Second Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral or Common Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Secured Parties is adverse to the interests of the Second Lien Secured Parties.

(d) The Second Lien Collateral Agent and each Second Lien Secured Party hereby acknowledge and agree that no covenant, agreement or restriction contained in any applicable Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the First Lien Collateral or Common Collateral as set forth in this Agreement and the First Lien Documents.

(e) So long as the Discharge of First Lien Obligations has not occurred, the Second Lien Collateral Agent, on behalf of itself and the applicable Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Second Lien Collateral Agent, on behalf of itself and each applicable Second Lien Secured Party, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Lien Documents or otherwise in respect of the applicable Second Lien Obligations.

3.3. Actions Upon Breach. If any Second Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Lien Secured Party that relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Secured Parties, it being understood and agreed by each Second Lien Collateral Agent on behalf of each applicable Second Lien Secured Party that (i) the First Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Secured Party waives any defense that the Grantors and/or the First Lien Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, subject to the proviso of Section 5.1(a)(y) and subject to Section 5.7 hereof, the First Lien Collateral Agent shall deliver promptly to the Second Lien Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2. Payments Over. Any Common Collateral or First Lien Collateral or proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Secured Party in connection with the exercise of any right or remedy (including set off or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Secured Party. This authorization is coupled with an interest and is irrevocable.

4.3. AHYDO Payments. Notwithstanding anything herein to the contrary, the Second Lien Secured Parties may accept and retain amounts paid by the Grantors pursuant to Section 2.06(e) of the Second Lien Credit Agreement as in effect on the date hereof.

SECTION 5. Other Agreements.

5.1. Releases.

(a) (x) If, at any time any Grantor or any First Lien Secured Party delivers notice to the Second Lien Collateral Agent with respect to any specified Common Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A) such specified Common Collateral has been or is being sold, transferred or otherwise disposed of in connection with a Disposition by the owner of such Common Collateral in a transaction permitted under the First Lien Credit Agreement; or

(B) the First Priority Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the First Lien Credit Agreement; or

(C) the First Priority Liens thereon have been or are being otherwise released as permitted by the First Lien Credit Agreement or by the First Lien Collateral Agent on behalf of the First Lien Secured Parties (unless, in the case of clause (B) or (C) of this Section 5.1(a)(x) such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Common Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies or a sale or other disposition generating sufficient proceeds to cause the Discharge of First Lien Obligations, a “Payment Discharge”)),

then the Second Liens upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First Lien Obligations are released and discharged (provided that in the case of a Payment Discharge, the Liens on any Common Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Second Lien Credit Agreement shall be subject to Second Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Second Lien Collateral Agent of a notice from the First Lien Collateral Agent stating that any such release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon the Second Lien Collateral Agent’s release), the Second Lien Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Lien Collateral Agent in connection with such release. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the First Lien Credit Agreement in accordance with the First Lien Credit Agreement, the guarantee in favor of the Second Lien Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of First Lien Obligations is released and discharged.

(y) In the event of a Payment Discharge, the Second Liens on Common Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to any intercreditor agreements or arrangements among Second Lien Secured Parties pursuant to Section 8.21 and subject to Liens permitted by the Second Lien Credit Agreement); provided that if the Company or the Grantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Second Lien Credit Agreement, then the provisions of Section 5.7 shall apply as if a Refinancing of First Lien Obligations had occurred.

(b) The Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, hereby irrevocably constitute and appoint the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent for itself and on behalf of each Second Lien Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of First Lien Obligations pursuant to the First Lien Credit Agreement.

5.2. Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right, to the extent permitted by the First Lien Documents and subject to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, until to the occurrence of the Discharge of First Lien Obligations, to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents, (b) second, after the occurrence of the Discharge of First Lien Obligations, to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the applicable Second Lien Documents and (c) third, if no Second Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the First Lien Collateral Agent and it shall forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Documents.

(a) So long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the First Lien Collateral Agent, (i) no Second Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent any such amendment, supplement or modification would be prohibited or inconsistent with any of the terms of this Agreement and (ii) no other Second Lien Document may be amended, supplemented or otherwise modified or entered into unless such amendment, supplement or modification shall operate only to (A) decrease the rate of interest or delay or defer the date for payment of the interest, principal, premium (if any) or fees payable on the Second Lien Obligations, (B) amend covenants, events of default or remedies relating to Second Lien Obligations in a manner that makes such provisions less restrictive or (C) amend covenants, events of default or remedies relating to Second Lien Obligations in order to reflect a corresponding change in the applicable First Lien Document, provided that any cushion or setback between the First Lien Documents and the Second Lien Documents (expressed as the absolute or percentage difference, whichever is greater) is maintained in connection therewith. The Second Lien Collateral Agent agrees that each applicable Second Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the Second Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the Second Lien Collateral Agent] hereunder are subject to the limitations and provisions of the Intercreditor Agreement, dated as of March 26, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Bank of America, N.A., as First Lien Collateral Agent, and Natixis, as Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that each mortgage, if applicable, covering any Common Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such mortgage to the First Lien Document covering such Common Collateral.

(b) In the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Lien Security Document without the consent of the Second Lien Collateral Agent or any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, the Company or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Second Lien Secured Parties or the interests of the Second Lien Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. The First Lien Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Second Lien Collateral Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Second Lien Security Document as set forth in this Section 5.3(b).

(c) Without the prior written consent of the Second Lien Collateral Agent, no First Lien Document may be amended, supplemented or otherwise modified or entered into to the extent any such amendment, supplement or modification would result in the aggregate principal amount of First Lien Obligations (including the stated amount of any outstanding letters of credit that constitute First Lien Obligations) to exceed the Cap Amount

5.4. Rights as Unsecured Creditors. Except as otherwise expressly set forth in, or barred by, this Agreement, the Second Lien Collateral Agent and the Second Lien Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Grantor that has guaranteed the Second Lien Obligations in accordance with the terms of the applicable Second Lien Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Second Lien Obligations held by any of them or in any Insolvency or Liquidation Proceeding. In the event the Second Lien Collateral Agent or any Second Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral, First Lien Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Priority Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Secured Parties may have with respect to the First Lien Collateral.

5.5. First Lien Collateral Agent as Gratuitous Bailee for Perfection.

(a) The First Lien Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of the Second Lien Collateral Agent and each Second Lien Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(b) In the event that the First Lien Collateral Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First Lien Collateral Agent agrees to act under such filings and hold such Liens as gratuitous bailee for the Second Lien Collateral Agent and each Second Lien Secured Party and any assignee solely for the purpose of perfecting the Liens granted in such Common Collateral pursuant to the Second Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the

First Lien Documents as if the Liens under the Second Lien Documents did not exist. The rights of the Second Lien Collateral Agent and the Second Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Lien Collateral Agent shall have no obligation whatsoever to any Second Lien Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the benefit and on behalf of the Second Lien Collateral Agent and each Second Lien Secured Party for purposes of perfecting the Liens held by the Second Lien Secured Parties.

(e) The First Lien Collateral Agent shall not have by reason of the Second Lien Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Collateral Agent or any Second Lien Secured Party, and each of the Second Lien Collateral Agent and the Second Lien Secured Parties hereby waive and release the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall (x) deliver to the Second Lien Collateral Agent written notice of the occurrence thereof (which notice may state that such Discharge of First Lien Obligations is subject to the provisions of this Agreement, including without limitation Sections 5.1(a)(y), 5.7 and 6.3 hereof) (it being understood that until the delivery of such notice to the Second Lien Collateral Agent, the Second Lien Collateral Agent shall not be charged with knowledge of the Discharge of First Lien Obligations or required to take any actions based on such Discharge of First Lien Obligations) and (y) deliver to the Second Lien Collateral Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Second Lien Collateral Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company and each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Collateral Agent for loss or damage suffered by the First Lien Collateral Agent as a result of such transfer except for loss or damage suffered by the First Lien Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Collateral Agent has no obligation to follow instructions from the Second Lien Collateral Agent or any Second Lien Secured Party in contravention of this Agreement.

(g) Neither the First Lien Collateral Agent nor any of the First Lien Secured Parties shall be required to marshal any present or future collateral security for the Company’s or any Grantor’s obligations to the First Lien Collateral Agent or the First Lien Secured Parties under the First Lien Credit Agreement or the First Lien Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. [Intentionally Omitted]

5.7. No Release if Event of Reinstatement. If at any time in connection with or after the Discharge of First Lien Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Documents and the Second Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the related documents shall be treated as First Lien Documents for all purposes of this Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Pledged Collateral). The Second Lien Collateral Agent shall not be charged with knowledge of such Reinstatement until it receives written notice from the First Lien Collateral Agent, New Agent or the Company of the occurrence of such Reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. The Second Lien Collateral Agent and each other Second Lien Secured Party agree that if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding:

(a) if the First Lien Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Second Lien Obligations, then the Second Lien Collateral Agent, on behalf of itself and each applicable Second Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to (i) such DIP Financing (and all Obligations relating thereto); (ii) any adequate protection granted to the First Lien Collateral

Agent or the First Lien Secured Parties in respect of the First Lien Obligations, and (iii) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent, in each case, on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Priority Liens securing the First Lien Obligations;

(b) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by the First Lien Collateral Agent or any First Lien Secured Party;

(c) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of the Company or any Grantor for which the First Lien Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Second Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement;

(d) none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, the First Lien Collateral or any other collateral without the prior written consent of the First Lien Collateral Agent;

(e) none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection or (ii) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(f) none of them will assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Common Collateral or First Lien Collateral;

(g) none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Common Collateral or First Lien Collateral;

(h) none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Common Collateral or First Lien Collateral (and the First Lien Collateral Agent and the First Lien Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of the Second Lien Collateral Agent and each other Second Lien Secured Party on the Common Collateral);

(i) each of them shall waive their rights to have any administrative claim arising under Section 507(b) of the Bankruptcy Code attach to the proceeds of causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code, and both of them agree that any superpriority administrative claim arising under Section 507(b) of the Bankruptcy Code or otherwise may be satisfied by the issuance of a debt or equity security in connection with any plan of reorganization; and

(j) prior to a Discharge of First Lien Obligations, none of them shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code.

6.2. Adequate Protection. Each of the Second Lien Collateral Agent and each other Second Lien Secured Party agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) or raise any objection to or otherwise oppose DIP Financing or use of cash collateral supported by the First Lien Collateral Agent based upon their respective security interests in the Common Collateral, except that:

(1) any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the First Lien Secured Parties (and the First Lien Collateral Agent and the First Lien Secured Parties will not object to the granting of such a junior Lien); and

(2) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

6.3. Preference Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Common Collateral or First Lien Collateral or proceeds thereof received by any Second Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of Section 4.2. The First Lien Collateral Agent shall use commercially reasonable efforts to give written notice to the Second Lien Collateral Agent of the occurrence of any such Recovery (provided that the failure to give such notice shall not affect the First Lien Collateral Agents rights hereunder, except it being understood that until the delivery of such notice to the Second Lien Collateral Agent, the Second Lien Collateral Agent shall not be charged with knowledge of such Recovery or required to take any actions based on such Recovery).

6.4. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Without limiting the generality of the foregoing, if, in any Insolvency or Liquidation Proceeding, equity securities are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, the priorities of the equity securities distributed on account of the First Lien Obligations and on account of the Second Lien Obligations must be consistent with the provisions of this Agreement

6.6. Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.

(b) Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien in favor of the Second Lien Secured Parties on the Common Collateral (after taking into account the Lien in favor of the First Lien Secured Parties).

6.7. Nature of Obligations; Post-Petition Interest. The Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that (i) the Second Lien Secured Parties’ claims against the Company and/or any Grantor in respect of the Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Company and/or any such Grantor in respect of the Common Collateral, (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of the Company or any Grantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such

Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Company or any Grantor in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Company and the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, with the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Lien Secured Parties).

6.8. Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Lien Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Second Lien Obligations or the Common Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Lien Secured Parties with respect to any of the Second Lien Obligations or any of the Common Collateral. In furtherance of the foregoing, the Second Lien Collateral Agent hereby appoints the First Lien Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Second Lien Collateral Agent and full power of substitution and in the name of the Second Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Collateral Agent is required or permitted to deliver pursuant to this Section 6.8, such appointment being coupled with an interest and irrevocable.

6.9. Plan of Reorganization. Without limiting the generality of any provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Lien Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

6.10. Sales of Assets. If the First Lien Collateral Agent consents, on behalf of the requisite First Lien Secured Parties, to a sale, transfer or other disposition (a “Disposition”)

of Common Collateral free and clear of its liens pursuant to Section 363(f) of the Bankruptcy Code (with such liens to attach to the proceeds of such sale), neither the Second Lien Collateral Agent nor any Second Lien Secured Party shall raise any objection to or otherwise oppose such sale or other disposition. If requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall affirmatively consent to such sale or other disposition. Nothing set forth in this Agreement or this Section 6.10 shall be construed to in any way limit or impair the right of any Second Lien Secured Party from exercising a credit bid in accordance with Section 363(k) of the Bankruptcy Code with respect to the Second Lien Obligations in a Disposition of Common Collateral under Section 363 of the Bankruptcy Code, provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

6.11. Waiver of Bankruptcy-Related Rights. Prior to a Discharge of First Lien Obligations, the Second Lien Collateral Agent and each other Second Lien Secured Party agree to waive any rights they may have as a secured creditor in an Insolvency or Liquidation Proceeding to seek to have a case or cases commenced by any Grantor or Grantors under Chapter 11 of the Bankruptcy Code converted to a case or cases under Chapter 7 of the Bankruptcy Code pursuant to Section 1112 of the Bankruptcy Code or otherwise; to seek to have a case or cases commenced by any Grantor or Grantors under Chapter 11 of the Bankruptcy Code dismissed pursuant to Section 1112 of the Bankruptcy Code or otherwise; and to seek to have a Chapter 11 trustee or an examiner appointed in any case or cases commenced by any Grantor or Grantors under Chapter 11 of the Bankruptcy Code pursuant to Section 1104 of the Bankruptcy Code or otherwise.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the First Lien Secured Parties to the execution and delivery of the Second Lien Documents to which the First Lien Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, acknowledges that it and the Second Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second Lien Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second Lien Document or this Agreement.

7.2. No Warranties or Liability. The Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, acknowledges and agrees that neither the First Lien Collateral Agent nor any of the First Lien Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they, in their sole discretion, may otherwise deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Collateral Agent or any of the Second Lien Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any First Lien Secured Parties shall have any duty to the Second Lien Collateral Agent or any Second Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Grantor (including the Second Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent and the Second Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Lien Obligations, the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Secured Parties, and the Second Lien Collateral Agent and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other First Lien Document or of the terms of the Second Lien Credit Agreement or any other Second Lien Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or the Second Lien Obligations in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of This Agreement; Severability. Subject to Section 5.1(a)(y), Section 5.7 and Section 6.3, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred or such later time as all the obligations in respect of the Second Lien Obligations shall have been paid in full. This is a continuing agreement of lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed by or on behalf of the First Lien Collateral Agent and the Second Lien Collateral Agent or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver). Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of First Lien Collateral Agent, any First Lien Secured Party, the Second Lien Collateral Agent or any Second Lien Secured Party to (i) provide for a replacement First Lien Collateral Agent in accordance with the First Lien Documents (including for the avoidance of doubt to provide for a replacement First Lien Collateral Agent assuming such role in connection with any Refinancing of the First Lien Credit Agreement), provide for a replacement Second Lien Collateral Agent in accordance with the Second Lien Documents (including for the avoidance of doubt to provide for a replacement Second Lien Collateral Agent assuming such role in connection with any Refinancing of the Second Lien Documents permitted hereunder) and/or secure additional extensions of credit or add other parties holding First Lien Obligations or Second Lien Obligations to the extent such Indebtedness does not expressly violate the First Lien Credit Agreement or the Second Lien Credit Agreement and (ii) in the case of such additional Second Lien Obligations, (a) establish that the Liens on the Common Collateral securing such Second Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Lien Obligations (at least to the same extent as (taken together as a whole) the Liens on the Common Collateral in favor of the Second Lien Obligations are junior and subordinate to the Liens on the Common Collateral in favor of the First Lien Obligations pursuant to this Agreement immediately prior to the incurrence of such additional Second Lien Obligations) and (b) provide to the holders of such Second Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Collateral Agent) as are provided to the Second Lien Secured Parties under this Agreement. Such amendments adding additional agents may be accomplished by delivering to the First Lien Collateral Agent and the Second Lien Collateral Agent an “Additional Party Addendum” hereto substantially in the form of Exhibit A hereto. Any such additional party and agent shall be entitled to rely on the determination of officers of the Company that such modifications do not expressly violate the First Lien Credit Agreement, the other First Lien Documents, the Second Lien Credit Agreement, the other Second Lien Documents and this Agreement if such determination is set forth in an officers’ certificate delivered to such party, the First Lien Collateral Agent and the Second Lien Collateral Agent in a manner satisfactory to the First Lien Collateral Agent. For the avoidance of doubt, unless otherwise agreed to among the Second Lien Secured Parties (and in addition to any additional requirements with respect to any Second Lien Obligations set forth in the Second Lien Credit Agreement), the Second Lien Collateral Agent shall for all purposes hereof act at the direction of the Second Lien Secured Parties holding a majority of then outstanding Second Lien Obligations.

8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. The First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent and the Second Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Grantors and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent and the Second Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent, any First Lien Secured Party, the Second Lien Collateral Agent or any Second Lien Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent and the Second Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. The Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations by the First Lien Secured Parties in a manner consistent with the terms of the First Lien Documents. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and each applicable Second Lien Secured Party, assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8. Notices. All notices to the First Lien Secured Parties and the Second Lien Secured Parties permitted or required under this Agreement may be sent to the First Lien Collateral Agent or the Second Lien Collateral Agent, respectively, as provided in the First Lien Credit Agreement, the Second Lien Credit Agreement, the other relevant First Lien Document or the other relevant Second Lien Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be asset forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9. Further Assurances. The Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, and the First Lien Collateral Agent, on behalf of itself and each First Lien Secured Party, agree that each of them shall take such further action and shall execute and deliver to the First Lien Collateral Agent and the First Lien Secured Parties such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the First Lien Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Secured Parties and their respective permitted successors and assigns.

8.12. Specific Performance. The First Lien Collateral Agent may demand specific performance of this Agreement. The Second Lien Collateral Agent, on behalf of itself and each Second Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Collateral Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Secured Parties. The Second Lien Collateral Agent represents and warrants that this Agreement is binding upon the Second Lien Secured Parties.

8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Lien Obligations and Second Lien Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the Company is an intended beneficiary and third party beneficiary hereof with the right and power to enforce with respect to Section 8.3 hereof.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. First Lien Collateral Agent and Second Lien Collateral Agent. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as collateral agent under the First Lien Credit Agreement, and the provisions of Article IX of the First Lien Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) Natixis is entering in this Agreement in its capacity as Second Lien Collateral Agent, and the provisions of Article IX of the Second Lien Credit Agreement applicable to the collateral agent thereunder shall also apply to the Second Lien Collateral Agent hereunder.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement or any other First Lien Document, or the Second Lien Credit Agreement or any other Second Lien Document, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other First Lien Documents or the Second Lien Credit Agreement or any other Second Lien Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Common Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Common Collateral as among such First Lien Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other First Lien Document or the Second Lien Credit Agreement or any other Second Lien Document. Except as expressly set forth herein, none of the Company, any Grantor or any Subsidiary of the Company or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any First Lien Document or Second Lien Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable First Lien Document or Second Lien Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with this Agreement and the applicable First Lien Document or Second Lien Document.

8.21. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First Lien Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the First Lien Secured Parties in respect of the Common Collateral, this Agreement and the other First Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the First Lien Documents. Upon obtaining the consent of the Required Lenders, which consent shall not be unreasonably withheld, the Second Lien Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the Second Lien Secured Parties in respect of the Common Collateral, this Agreement and the other Second Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the Second Lien Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Security Document or Second Lien Security Document, and the provisions of this Agreement and the other First Lien Security Documents and Second Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)). The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand.

8.22. Acknowledgement. The Second Lien Collateral Agent hereby acknowledges for itself and on behalf of each Second Lien Secured Party that there are assets of the Company, the other Grantors and their Subsidiaries which are subject to Liens in favor of the First Lien Secured Parties or other creditors but which do not constitute Common Collateral, and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any Second Lien Secured Party to secure any Second Lien Obligations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Lien Collateral Agent

By:	/s/ Christopher K. Wall
Name:	Christopher K. Wall
Title:	Principal

NATIXIS, NEW YORK BRANCH as Second Lien Collateral Agent

By:	/s/ Samantha X. Tang/Stacey Caruth
Name:	Samantha X. Tang/Stacey Caruth
Title:	Associate Director/Associate Director

CONSENT OF COMPANY AND GRANTORS

Dated: March 26, 2009

Reference is made to the Intercreditor Agreement dated as of the date hereof between Bank of America, N.A., as First Lien Collateral Agent, and Natixis, as Second Lien Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party or Second Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the First Lien Documents or the Second Lien Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and the Second Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the First Lien Credit Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

SBARRO, INC.

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

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SBARRO HOLDINGS, LLC, as Holdings

By:	MidOcean SBR Holdings, LLC, its Sole Member

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

COREST MANAGEMENT, INC.
DEMEFAC LEASING CORP.
LARKFIELD EQUIPMENT CORP.
MELVILLE ADVERTISING AGENCY, INC.
SBARRO AMERICA, INC.
SBARRO AMERICA PROPERTIES, INC.
SBARRO COMMACK, INC.
SBARRO NEW HYDE PARK, INC.
SBARRO OF LAS VEGAS, INC.
SBARRO OF VIRGINIA, INC.
SBARRO PENNSYLVANIA, INC.
SBARRO PROPERTIES, INC.
SBARRO VENTURE, INC.
SBARRO OF TEXAS, INC.
SBARRO OF TEXAS, INC.

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

SBARRO EXPRESS LLC
CARMELA’S, LLC
UMBERTO AT THE SOURCE, LLC
UMBERTO WHITE PLAINS, LLC

By:	Sbarro, Inc., Sole Member of each company listed above

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

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SBARRO BLUE BELL EXPRESS, LLC

By:	Sbarro Express, LLC, its Sole Member

	By:	Sbarro, Inc., its Sole Member

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

UMBERTO HUNTINGTON, LLC
UMBERTO DEER PARK, LLC
UMBERTO HAUPPAUGE, LLC
UMBERTO HICKSVILLE, LLC
UMBERTO SYOSSET, LLC
MAMA SARRO’S OF EAST MEADOW, LLC

By:	Sbarro New Hyde Park, Inc., Sole Member of each company listed above

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer

SBARRO OF LONGWOOD, LLC
CARMELA’S OF KIRKMAN, LLC

By:	Carmela’s LLC, Sole Member of each company listed above

	By:	Sbarro, Inc., its Sole Member

By:	/s/ Daniel G. Montgomery
Name:	Dan Montgomery
Title:	Chief Financial Officer